Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Saul Centers, Inc.:

Registration
Statement Number         Form             Description
333-123982             Form S-3         Common Stock to be Resold by Selling Stockholders
333-115262             Form S-8         2004 Stock Plan
333-60064             Form S-3         Common Stock to be Resold by Selling Stockholders
333-59962             Form S-8         Deferred Compensation Plan for Directors
333-41436             Form S-3         Common Stock to be Resold by Selling Stockholders
333-88127            Form S-3         Common Stock to be Resold by Selling Stockholders
333-82041             Form S-8         Deferred Compensation and Stock Plan for Directors
333-150785             Form S-8         Amended 2004 Stock Plan
333-151515             Form S-3         Common Stock to be Resold by Selling Stockholders
333-166751             Form S-3         Common Stock to be Resold by Selling Stockholders
333-188686            Form S-3        Common Stock to be Resold by Selling Stockholders
333-200921            Form S-3        Common Stock to be Resold by Selling Stockholders
333-216688            Form S-8        Amended 2004 Stock Plan
333-216689            Form S-8        Deferred Compensation Plan for Directors
333-231321            Form S-8        Amended 2004 Stock Plan
333-239358     Form S-3     Shelf Registration Statement
333-261691     Form S-3D     Dividend Reinvestment and Stock Purchase Plan

of our reports dated March 2, 2023, relating to the consolidated financial statements of Saul Centers, Inc. and the effectiveness of Saul Centers, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
McLean, Virginia
March 2, 2023